MediaOne Group, Inc.
Consolidated Revenues and Operating Cash Flow Highlights- As Reported
(Unaudited)

                                                   Three
                                                Months Ended
                                                  March 31,

Dollars in millions                      1999       1998          Percent

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Consolidated Revenues
 MediaOne                                $   654    $   619           5.7%
 International                                 7          5          40.0
 Corporate & other                             4          7         (42.9)
                                         ---------------------
Current Operations                           665        631           5.4%
 Domestic wireless                             -        341           N/M
                                         ---------------------
Total                                    $   665    $   972           N/M
                                         =====================

Consolidated Operating
Cash Flow (1)
 MediaOne                                $   241    $   240           0.4%
 International                              -            (2)             -
 Corporate & other                           (30)       (28)          (7.1)
                                         ---------------------
Current Operations                           211        210            0.5%
 Domestic wireless                             -        138            N/M
                                        ---------------------
Total                                    $   211    $   348            N/M
                                         =====================

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(1) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
N/M-Not meaningful due to the sale of the domestic wireless businesses.
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